Exhibit 10.35

Amendment No. 2

To

Fuel Sales Agreement

This Amendment (this “Amendment”), made as of November 27, 2023 (the “Amendment Effective Date”), by and between Gevo, Inc., a Delaware corporation (“Seller”), and Delta Air Lines, Inc., a Delaware corporation (“Buyer”), amends the Fuel Sales Agreement dated as of March 16, 2022, as amended by Amendment No. 1 dated as of December 2, 2022 (the “Agreement”). Each of Seller and Buyer is referred to in this Amendment as a “Party” and collectively are referred to herein as the “Parties.” Capitalized terms not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to amend the Agreement as follows:

1.	Section 3.2(i) of the Agreement is hereby amended by replacing “December 31, 2023” with “December 31, 2024”.

2.	Section 3.2.(ii) of the Agreement is hereby amended by replacing “June 1, 2024” with “December 31, 2024”.

3.	This Amendment: (a) constitutes the entire agreement between the parties with respect to the amendment(s) set forth herein and supersedes all prior understandings, agreements, written or oral, between the parties relating thereto; and (b) shall prevail over any conflicting terms and conditions in the Agreement. Except to the extent amended hereby, the Agreement shall be and remain in full force and effect.

4.	This Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall constitute a duplicate original and all counterparts together shall constitute one and the same instrument. Buyer shall only be bound by this Amendment upon its execution and return of such executed counterpart to the Seller. The Parties acknowledge and agree that any document or signature delivered by facsimile. PDF or other electronic transmission shall be deemed to be an original executed document for the purposes hereof and such execution and delivery shall be considered valid, binding and effective for all purposes.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

Gevo, Inc.	Delta Airlines, Inc.
By: /s/ Andrew Shafer	By: /s/ Kelly Nodzak
Name: Andrew Shafer	Name: Kelly Nodzak
Title: Chief Marketing, Customer and Brand Officer	Title: Director Fuel Procurement, Delta Air Lines